GUARANTY
                                    --------


         THIS GUARANTY, dated as of October 7, 2003 (the "Guaranty") is executed in favor of LASALLE BANK NATIONAL ASSOCIATION, as Administrative Agent, and the Lender Parties referred to below.

                                 R E C I T A L S
                                 - - - - - - - -

         A. Akorn, Inc., ("Akorn") and Akorn (New Jersey), Inc. ("Akorn New Jersey" and together with Akorn, the "Companies" and each, a "Company") have entered into a Credit Agreement dated as of October 7, 2003 (as amended, restated, modified or supplemented from time to time, the "Credit Agreement"; terms used but not defined herein are used as defined in the Credit Agreement) with various financial institutions and LaSalle Bank National Association, as agent (in its capacity as agent, together with any successor in such capacity, the "Administrative Agent"), pursuant to which such financial institutions have agreed to make loans to, and issue or participate in letters of credit for the account of, the Companies.

         B. Each of the undersigned is a significant shareholder of Akorn and will benefit from the making of loans and issuance of letters of credit pursuant to the Credit Agreement and is willing to guaranty the Guaranteed Obligations (as defined below) as hereinafter set forth.

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned hereby jointly and severally, unconditionally and irrevocably, as primary obligor and not merely as surety, guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of all obligations (monetary or otherwise) of the Companies (including all Obligations) to each of the Administrative Agent and each Lender Party (as defined below) under or in connection with the Credit Agreement, the Notes, any other Loan Document and any other document or instrument executed in connection therewith and all Hedging Obligations of the Companies to any Lender Party, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due (all such obligations being herein collectively called the "Guaranteed Obligations"), plus all costs and expenses paid or incurred by the Administrative Agent or any Lender Party in enforcing this Guaranty against such undersigned. As used herein, "Lender Party" means each Lender under and as defined in the Credit Agreement and any Affiliate of such a Lender which is a party to a Hedging Agreement with either Company.

         Each of the undersigned agrees upon the occurrence of (a) any Event of Default under Section 13.1.4 of the Credit Agreement or (b) the death of Dr. John N. Kapoor, in either case at a time when any of the Guaranteed Obligations may not then be due and payable, such undersigned will pay to the Administrative Agent for the account of the Lender Parties forthwith the full amount which would be payable hereunder by such undersigned if all Guaranteed Obligations were then due and payable.

         To secure all obligations of each of the undersigned hereunder, the Administrative Agent and each Lender Party shall have a lien on and security interest in and may, without demand or notice of any kind, at any time and from time to time when any Event of Default exists, appropriate and apply toward the payment of such amount, in such order of application as the Administrative Agent and the Lender Parties may elect, any and all balances, credits, deposits, accounts or moneys of or in the name of such undersigned now or hereafter with the Administrative Agent or such Lender Party and any and all property of every kind or description of or in the name of such undersigned now or hereafter, for any reason or purpose whatsoever, in the possession or control of, or in transit to, the Administrative Agent or such Lender Party or any agent or bailee for the Administrative Agent or such Lender Party.

         To further secure all obligations of each of the undersigned hereunder, the undersigned shall cause to be delivered to the Administrative Agent one or more unconditional stand-by letters of credit (collectively, the "Letter of Credit") issued by a bank reasonably satisfactory to the Administrative Agent with a stated amount of not less than $5,500,000 (the "L/C Collateralized Guaranty Amount"), in form and substance reasonably satisfactory to the Administrative Agent. The Letter of Credit shall name the Administrative Agent and the Lenders as beneficiaries thereof and shall be subject to drawing by the Administrative Agent if an Event of Default occurs and is continuing under the Credit Agreement. The Letter of Credit shall remain in full force and effect during the term of the Credit Agreement and this Guaranty. The difference between (a) the aggregate principal amount of all Guaranteed Obligations minus
(b) the L/C Collateralized Guaranty Amount shall be hereafter referred to as the "Uncollateralized Guaranty Amount".

         Notwithstanding anything to the contrary set forth herein, the Uncollateralized Guaranty Amount shall be reduced to the amounts set forth below if EBITDA of Akorn and its Subsidiaries is at or above the level specified below for the corresponding period (such reduction to be effective as provided below):

                                                                UNCOLLATERALIZED
PERIOD                                        EBITDA            GUARANTY  AMOUNT
-------                                       ------            ----------------
10/1/03-6/30/04                               $4,600,000        $3,500,000
10/1/03-7/31/04                               $4,600,000        $3,500,000
10/1/03-8/31/04                               $4,600,000        $3,500,000
10/1/03-9/30/04                               $6,700,000        $2,000,000
10/1/03-10/31/04                              $6,700,000        $2,000,000
10/1/03-11/30/04                              $6,700,000        $2,000,000
Twelve month period ending  12/31/04 and the  $8,000,000        $0
twelve month period ending on the last day of each calendar month thereafter provided, that if after any such reduction of the Uncollateralized Guaranty Amount, EBITDA for any twelve month period ceases to be above $6,700,000, the Uncollateralized Guaranty Amount shall automatically and without further action by any party increase and reinstate to the Uncollateralized Guaranty Amount corresponding to such EBITDA (and if EBITDA for such later period falls below $4,600,000, the Uncollateralized Guaranty Amount shall be increased back to the full original Uncollateralized Guaranty Amount) regardless of whether the Uncollateralized Guaranty Amount had previously been reduced to zero. All calculations of EBITDA shall be made in accordance with the requirements of the Credit Agreement. The effective date of any reduction of the Uncollateralized Guaranty Amount shall be the date which is 10 Business Days after which the Companies deliver a properly completed Compliance Certificate for the relevant period specified in the chart above to the Administrative Agent; provided that if the Administrative Agent disagrees with any such EBITDA calculation, the Uncollateralized Guaranty Amount shall not be subject to reduction until Akorn's independent auditor has confirmed such EBITDA calculation in writing as complying with GAAP and the requirements of the Credit Agreement. The Uncollateralized Guaranty Amount shall not be subject to reduction at any time that a Default or an Event of Default has occurred and is continuing under the Credit Agreement (but such Default or Event of Default shall not affect any prior reduction in accordance with this Guaranty). No reduction of the Uncollateralized Guaranty Amount shall affect the undersigned's obligations with respect to the full L/C Collateralized Guaranty Amount or any costs or expenses of collection hereunder (neither of which shall be subject to reduction).

         So long as this Guaranty is continuing, each of the undersigned covenants and agrees to furnish to the Administrative Agent or its authorized representatives information regarding the business affairs, operations and financial condition of each of the undersigned, including, but not limited to, as soon as available, and in any event, within one hundred twenty (120) days of the end of each calendar year, (i) an annual financial statement in form and substance reasonably acceptable to the Administrative Agent, and (ii) such other information (including nonfinancial information) as the Administrative Agent may reasonably request, all in reasonable detail and prepared and certified jointly and severally by each of the undersigned as true and accurate and fairly representing the financial condition of each of the undersigned. The undersigned jointly and severally represent and warrant that the financial statements of each of the undersigned furnished to the Administrative Agent at or prior to the execution and delivery of this Guaranty fairly present the financial condition of each of the undersigned for the periods shown therein, and since the dates covered by the most recent of such financial statements, there has been no material adverse change in the undersigned's business operations or financial condition. Each of the undersigned covenants and agrees that upon any material adverse change in its financial condition, it shall promptly furnish to the Administrative Agent or its authorized representatives written updates concerning such change together with any additional information as the Administrative Agent may reasonably request (including nonfinancial information), prepared and certified by the undersigned providing such updates as true and accurate and fairly representing the financial condition of such undersigned. The undersigned jointly and severally represent and warrant that except as expressly shown on the most recent of such financial statements, each of the undersigned (a) owns all of its assets free and clear of all Liens (except for Liens that would not in the aggregate cause the next succeeding sentence to be violated); (b) is not a party to any litigation, nor is any litigation threatened to the knowledge of the undersigned which would, if adversely determined, cause any material adverse change in its business or financial condition;

and (c) has no delinquent tax liabilities, nor have any tax deficiencies been proposed against it. Neither of the undersigned shall sell, lease, transfer, convey, pledge, encumber, grant a security interest in or assign (any such action, a "Transfer") any of its assets, unless such Transfer is in an amount which, after giving effect thereto, would leave the undersigned with unencumbered assets, after deducting all liabilities and obligations of the undersigned (including Contingent Liabilities), equal to at least 125% of the Uncollateralized Guaranty Amount. Without limitation of the foregoing, The John
N. Kapoor Trust dated September 20, 1989 (the "Kapoor Trust") agrees to maintain at all times cash and/or investment grade bonds and/or shares of stock listed and traded on the New York Stock Exchange or NASDAQ in an amount not less than the lesser of (i) $5,000,000 and (ii) the Uncollateralized Guaranty Amount (the "Marketable Securities Reserve") (which need not be held at or with a Lender Party but which shall be identified on the Kapoor Trust's financial statements or supplemental schedules thereto and any updates thereof (and the lists of account or accounts in which such cash, bonds or shares are held shall be or shall have been provided to the Administrative Agent)). The cash, bonds and shares of stock constituting the Marketable Securities Reserve shall at all times be owned legally and beneficially by the Kapoor Trust free and clear of all Liens or adverse claims: provided, that the Marketable Securities Reserve may be held through one or more privately held partnership interests (the legal and beneficial owner of which is the Kapoor Trust) but only if there are no consent requirements or restrictions on the ability of the Kapoor Trust to direct such partnerships to sell or transfer the Marketable Securities Reserve (other than customary notice requirements (not to exceed 30 days) to cause a distribution of assets held by such partnerships) and the liquidity of the Marketable Securities Reserve is not otherwise restricted.

         This Guaranty shall in all respects be a continuing, irrevocable, absolute and unconditional guaranty, and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of any of the undersigned or that at any time or from time to time no Guaranteed Obligations are outstanding) until all Commitments have terminated and all Guaranteed Obligations have been paid in full.

         The undersigned further agree that if at any time all or any part of any payment theretofore applied by the Administrative Agent or any Lender Party to any of the Guaranteed Obligations is or must be rescinded or returned by the Administrative Agent or such Lender Party for any reason whatsoever (including the insolvency, bankruptcy or reorganization of either Company or any of the undersigned), such Guaranteed Obligations shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Administrative Agent or such Lender Party, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Guaranteed Obligations, all as though such application by the Administrative Agent or such Lender Party had not been made.

         The Administrative Agent or any Lender Party may, from time to time, at its sole discretion and without notice to the undersigned (or any of them), take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Guaranteed Obligations or any obligation hereunder, (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the undersigned, with respect to any of the Guaranteed Obligations, (c) extend or renew any of the Guaranteed Obligations for one or more periods (whether or not longer than the original period), alter or exchange any of the Guaranteed

Obligations, or release or compromise any obligation of any of the undersigned hereunder or any obligation of any nature of any other obligor with respect to any of the Guaranteed Obligations, (d) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Guaranteed Obligations or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and
(e) resort to the undersigned (or any of them) for payment of any of the Guaranteed Obligations when due, whether or not the Administrative Agent or such Lender Party shall have resorted to any property securing any of the Guaranteed Obligations or any obligation hereunder or shall have proceeded against any other of the undersigned or any other obligor primarily or secondarily obligated with respect to any of the Guaranteed Obligations.

         The undersigned's liability under this Guaranty shall in no way be modified, affected, impaired, reduced, released or discharged by any of the following (any or all of which may be done or omitted by the Administrative Agent and/or each Lender Party in its sole discretion, without notice to anyone and irrespective of whether the Guaranteed Obligations shall be increased or decreased thereby): (a) any acceptance by the Administrative Agent and/or each Lender Party of any new or renewal note or notes of either Company, or of any security or collateral for, or other guarantors or obligors upon, any of the Guaranteed Obligations; (b) any compromise, settlement, surrender, release, discharge, renewal, refinancing, extension, alteration, exchange, sale, pledge or election with respect to the Guaranteed Obligations, or any note by either Company, or with respect to any collateral under Section 1111 or take any action under Section 364, or any other section of the United States Bankruptcy Code, now existing or hereafter amended, or other disposition of, or substitution for, or indulgence with respect to, or failure, neglect or omission to realize upon, or to enforce or exercise any liens or rights of appropriation or other rights with respect to, the Guaranteed Obligations or any security or collateral therefor or any claims against any person or persons primarily or secondarily liable thereon; (c) any failure, neglect or omission to perfect, protect, secure or insure any of the foregoing security interests, liens, or encumbrances of the properties or interests in properties subject thereto; (d) any change in either Company's name or the merger of either Company into another corporation; (e) any act of commission or omission of any kind or at any time upon the part of the Administrative Agent and/or any Lender Party with respect to any matter whatsoever, other than the execution and delivery by the Administrative Agent to the undersigned of an express written release or cancellation of this Guaranty; or (f) the payment in full of the Guaranteed Obligations unless such payment in full is indefeasible and all Commitments have been terminated. The undersigned hereby consent to all acts of commission or omission of the Administrative Agent and/or any Lender Party set forth above and agrees that the standards by which good faith, diligence, reasonableness and care shall be measured, shall be determined and governed solely by the terms and provisions hereof.

         Each of the undersigned hereby expressly waives: (a) notice of the acceptance by the Administrative Agent or any Lender Party of this Guaranty, (b) notice of the existence or creation or non-payment of all or any of the Guaranteed Obligations, (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, and (d) all diligence in collection or protection of or realization upon any Guaranteed Obligations or any security for or guaranty of any Guaranteed Obligations.

         Each of the undersigned hereby expressly and irrevocably: (a) waives, to the fullest extent possible, on behalf of itself and successors and assigns (including any surety) and any other Person (until the Guaranteed Obligations have been indefeasibly paid in full and the Commitments have terminated), any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification, set off or to any other rights that could accrue to a surety against a principal, a guarantor against a maker or obligor, an accommodation party against the party accommodated, a holder or transferee against a maker, or to the holder of a claim against any person, and which either of the undersigned may have or hereafter acquire against any person in connection with or as a result of the undersigned's execution, delivery and/or performance of this Guaranty, or any other documents to which either of the undersigned is a party or otherwise; (b) waives any "claim" (as such term is defined in the United States Bankruptcy Code) of any kind against the Companies, and further agrees that it shall not have or assert any such rights against any person (including any surety), either directly or as an attempted set off to any action commenced against either of the undersigned by the Administrative Agent or any other person; and (c) acknowledges and agrees (i) that the foregoing waivers are intended to benefit the Administrative Agent and each Lender Party and shall not limit or otherwise affect the undersigned's liability hereunder or the enforceability of this Guaranty, (ii) that the Companies and their successors and assigns are intended third party beneficiaries of the foregoing waivers, and (iii) the agreements set forth in this paragraph and the Administrative Agent and each Lender Party's rights under this paragraph shall survive payment in full of the Guaranteed Obligations.

         Each of the undersigned waives any and all defenses, claims and discharges of the Companies, or any other obligor, pertaining to the Guaranteed Obligations, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, each of the undersigned will not assert, plead or enforce against the Administrative Agent and/or any Lender Party any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to either Company or any other person liable in respect of any of the Guaranteed Obligations, or any setoff available against the Administrative Agent and/or any Lender Party to the Borrower or any such other person, whether or not on account of a related transaction. Each of the undersigned expressly agrees that it shall be and remain liable for any deficiency remaining after foreclosure of any mortgage or security interest securing the Guaranteed Obligations, whether or not the liability of the Companies or any other obligor for such deficiency is discharged pursuant to statute or judicial decision.

         Notwithstanding any payment made by or for the account of any of the undersigned pursuant to this Guaranty, the undersigned shall not be subrogated to any right of the Administrative Agent or any Lender Party until such time as the Administrative Agent and the Lender Parties shall have received indefeasible payment in cash of the full amount of all Guaranteed Obligations and all Commitments have been terminated.

         Each of the undersigned further agrees to pay all expenses (including the reasonable attorneys' fees and charges) paid or incurred by the Administrative Agent or any Lender Party in endeavoring to collect the Guaranteed Obligations of such undersigned, or any part thereof, and in enforcing this Guaranty against such undersigned.

         The creation or existence from time to time of additional Guaranteed Obligations to the Administrative Agent or the Lender Parties or any of them is hereby authorized, without notice to the undersigned (or any of them), and shall in no way affect or impair the rights of the Administrative Agent or the Lender Parties or the obligations of the undersigned under this Guaranty, including each of the undersigned's guaranty of such additional Guaranteed Obligations.

         The Administrative Agent and any Lender Party may from time to time without notice to the undersigned (or any of them), assign or transfer any or all of the Guaranteed Obligations or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Guaranteed Obligations shall be and remain Guaranteed Obligations for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Guaranteed Obligations or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Guaranteed Obligations, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were an original Lender Party.

         The Administrative Agent agrees that, if the Guaranteed Obligations have been indefeasibly paid in full by the undersigned, upon the request of the undersigned, it will take such steps as are reasonably requested by the undersigned (at the sole expense of the undersigned) to assign the Loan Documents to the undersigned (which assignment shall be without recourse, representation or warranty); provided that the Administrative Agent is reasonably satisfied at such time that such assignment will not result in any liability or impairment on the part of the Administrative Agent or the Lender Parties. The Companies hereby irrevocably consent to any such assignment.

         No delay on the part of the Administrative Agent or any Lender Party in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent or any Lender Party of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any amendment, modification or waiver of any provision of this Guaranty be binding upon the Administrative Agent and the Lender Parties or the undersigned, except as expressly set forth in a writing duly signed and delivered on behalf of the Administrative Agent or the undersigned, as the case may be. No action of the Administrative Agent or any Lender Party permitted hereunder shall in any way affect or impair the rights of the Administrative Agent or any Lender Party or the obligations of the undersigned under this Guaranty. For purposes of this Guaranty, Guaranteed Obligations shall include all obligations of the Companies to the Administrative Agent or any Lender Party arising under or in connection with the Credit Agreement, any Note, any other Loan Document or any other document or instrument executed in connection therewith and all Hedging Obligations of either Company to any Lender Party, in each case notwithstanding any right or power of either Company or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the obligations of any of the undersigned hereunder.

         Pursuant to the Credit Agreement, (a) this Guaranty has been delivered to the Administrative Agent and (b) the Administrative Agent has been authorized to enforce this Guaranty on behalf of itself and each of the Lender Parties. All payments by the undersigned pursuant to this Guaranty shall be made to the Administrative Agent for the benefit of the Lender Parties.

         This Guaranty shall be binding upon the undersigned and the successors and assigns of the undersigned; and to the extent that either Company or any of the undersigned is either a partnership or a corporation, all references herein to the Companies and to the undersigned, respectively, shall be deemed to include any successor or successors, whether immediate or remote, to such partnership or corporation. The term "undersigned" as used herein shall mean all parties executing this Guaranty and each of them, and all such parties shall be jointly and severally obligated hereunder. The undersigned agree that they shall be jointly and severally liable with all Guarantors of the Guaranteed Obligations.

         WHEREVER POSSIBLE, EACH PROVISION OF THIS GUARANTY SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS GUARANTY SHALL BE PROHIBITED BY OR INVALID UNDER SUCH LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS GUARANTY.

         THIS GUARANTY MAY BE EXECUTED IN ANY NUMBER OF COUNTERPARTS AND BY THE DIFFERENT PARTIES HERETO ON SEPARATE COUNTERPARTS, AND EACH SUCH COUNTERPART SHALL BE DEEMED TO BE AN ORIGINAL BUT ALL SUCH COUNTERPARTS SHALL TOGETHER CONSTITUTE ONE AND THE SAME GUARANTY. AT ANY TIME AFTER THE DATE OF THIS GUARANTY, ONE OR MORE ADDITIONAL PERSONS MAY BECOME PARTIES HERETO BY EXECUTING AND DELIVERING TO THE ADMINISTRATIVE AGENT A COUNTERPART OF THIS GUARANTY. IMMEDIATELY UPON SUCH EXECUTION AND DELIVERY (AND WITHOUT ANY FURTHER ACTION), EACH SUCH ADDITIONAL PERSON WILL BECOME A PARTY TO, AND WILL BE BOUND BY ALL OF THE TERMS OF, THIS GUARANTY.

         THIS GUARANTY MAY BE SECURED BY ONE OR MORE SECURITY AGREEMENTS, PLEDGE AGREEMENTS, MORTGAGES, LETTERS OF CREDIT, CASH COLLATERAL AGREEMENTS, DEEDS OF TRUST OR OTHER SIMILAR DOCUMENTS.

         THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE FULLY PERFORMED IN SUCH STATE.

         ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY OR

SEEKING ENFORCEMENT OF THIS GUARANTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND OR UNDERSIGNED LOCATED. EACH OF THE UNDERSIGNED HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH OF THE UNDERSIGNED FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS SET FORTH OPPOSITE ITS SIGNATURE HERETO (OR SUCH OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE AGENT AS ITS ADDRESS FOR NOTICES HEREUNDER) OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. EACH OF THE UNDERSIGNED HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         EACH OF THE UNDERSIGNED, AND (BY ACCEPTING THE BENEFITS HEREOF) EACH OF THE ADMINISTRATIVE AGENT AND EACH LENDER PARTY, HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         IN WITNESS WHEREOF, this Guaranty has been duly executed and delivered as of the day and year first above written.

                                                 DR. JOHN N. KAPOOR


                                                 By:
                                                    ----------------------------


                                                 Address:

                                                 -------------------------------

                                                 -------------------------------

                                                 -------------------------------


                                                 THE JOHN N. KAPOOR TRUST DATED
                                                 SEPTEMBER 20, 1989


                                                 By:
                                                    ----------------------------


                                                 Title:
                                                       -------------------------


                                                 Address:


                                                 -------------------------------

                                                 -------------------------------

                                                 -------------------------------

Signature page for the Guaranty dated as of October 7, 2003 among Dr. John N. Kapoor, and The John N. Kapoor Trust and LaSalle National Bank, as agent for the Lender Parties referred to in such Guaranty